                                                                EXHIBIT 23.3


        CONSENT OF BIGELOW & COMPANY, CPA, P.C., INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form SB-2) for the registration of 50,792 shares of Eco Soil Systems, Inc. common stock of the reference to our firm in the caption "Experts" and to the inclusion of our reports dated July 19, 1996 and January 23, 1997, with respect to the financial statements of Turf Speciality, Inc., as a subsidiary of Eco Soil Systems, Inc., which financial statements are included in the Registration Statement on Form SB-2 (No. 333-393999) and related Prospectus of Eco Soil Systems, Inc., for the registration of its common stock.


                                              BIGELOW & COMPANY
                                              Certified Public Accountants, P.C.

                                              By:

                                              /s/ MARIE McKAY
                                              ---------------------------
                                              Marie C. McKay
                                              Certified Public Accountant

Manchester, New Hampshire
December 3, 1997